EXHIBIT 99.1

SOUTHERN MICHIGAN BANCORP, INC.
51 West Pearl Street
Coldwater, Michigan 49036

FOR IMMEDIATE RELEASE
CONTACT:  John H. Castle, CEO
(517) 279-5500

SOUTHERN MICHIGAN BANCORP, INC. ANNOUNCES FIRST
QUARTER 2011 EARNINGS

Coldwater, Michigan, April 29, 2011: Southern Michigan Bancorp, Inc. (OTCBB: SOMC.OB) reported net income of $748,000, or $0.32 per share, for the quarter ended March 31, 2011, compared to net income of $702,000, or $0.30 per share, for the first quarter of 2010.

Total consolidated assets at March 31, 2011 were $502.4 million compared to $493.9 million at December 31, 2010.

Southern provided $125,000 for loan losses during the first quarter of 2011, resulting in an allowance for loan losses of $5,576,000, or 1.82% of loans at March 31, 2011. This compared to $200,000 of provision expense for the first quarter of 2010, and an allowance of 1.83% of loans at March 31, 2010. The decrease in the provision for loan losses resulted primarily from reduced charge-offs and lower loan balances. Net charge-offs totaled $243,000 for the first quarter of 2011, compared to $332,000 during the first quarter of 2010.

The annualized return on average assets for both three month periods ended March 31, 2011 and 2010 was 0.60%. The annualized return on average equity was 6.19% for the first quarter of 2011 compared to 6.08% for the first quarter of 2010.

John H. Castle, Chairman and Chief Executive Officer of Southern Michigan Bancorp, Inc., stated, "Southern continues to have the benefit of strong levels of capital and liquidity, while maintaining solid profitability in a difficult operating environment. Although loan demand has been sluggish, we are beginning to see renewed demand from creditworthy borrowers. We expect to see loan growth throughout the remainder of 2011. In addition, a number of cost saving measures were implemented during the first quarter of 2011 that we believe will provide enhanced earnings as the year progresses."

Southern Michigan Bancorp, Inc. is a bank holding company and the parent company of Southern Michigan Bank & Trust. It operates 16 branches within Branch, Calhoun, Cass, Hillsdale and St. Joseph Counties, providing a broad range of consumer, business and wealth management services throughout the region.

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This press release contains forward-looking statements that are based on management's beliefs, assumptions, current expectations, estimates and projections about the financial services industry, the economy, and Southern Michigan Bancorp, Inc. Forward-looking statements are identifiable by words or phrases such as "will," "believe," "continue," "beginning," "expect," and other similar words or phrases. Such statements are based upon current beliefs and expectations and involve substantial risks and uncertainties which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These statements include, among others, statements related to future capital and liquidity levels, future loan demand and growth, the future effect of cost saving measures, and future levels of earnings. Management's determination of the provision and allowance for loan losses, the appropriate carrying value of intangible assets (including goodwill, mortgage servicing rights and deferred tax assets) and other real estate owned, and the fair value of investment securities (including whether any impairment on any investment security is temporary or other-than-temporary and the amount of any impairment) involves judgments that are inherently forward-looking. Management's assumptions regarding pension and other post retirement plans involve judgments that are inherently forward-looking. Our ability to sell other-real-estate owned at its carrying value or at all, successfully implement new programs and initiatives, increase efficiencies, respond to declines in collateral values and credit quality, maintain our current level of deposits and other sources of funding, and improve profitability is not entirely within our control and is not assured. The future effect of changes in the real estate, financial and credit markets and the national and regional economy on the banking industry, generally, and Southern Michigan Bancorp, Inc., specifically, are also inherently uncertain. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions ("risk factors") that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Therefore, actual results and outcomes may materially differ from what may be expressed or forecasted in such forward-looking statements. We undertake no obligation to update or revise our forward-looking statements to reflect developments that occur or information obtained after the date of this report.

Risk factors include, but are not limited to, the risk factors described in "Item 1A - Risk Factors" of our Annual Report on Form 10-K for the year ended December 31, 2010. These and other factors are representative of the risk factors that may emerge and could cause a difference between an ultimate actual outcome and a preceding forward-looking statement.

SOUTHERN MICHIGAN BANCORP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(In thousands, except share data)

	March 31, 2011	December 31, 2010
ASSETS
Cash and due from banks	$71,941	$78,833
Federal funds sold	249	275
Securities available for sale	81,070	59,228
Loans held for sale	267	2,637
Loans, net of allowance for loan losses of $5,576 in 2011 (2010 - $5,694)	300,218	303,830
Premises and equipment, net	12,599	12,599
Accrued interest receivable	2,227	2,107
Net cash surrender value of life insurance	10,045	9,965
Goodwill	13,422	13,422
Other intangible assets, net	1,920	2,005
Other assets	8,452	8,979
TOTAL ASSETS	$502,410	$493,880
LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Deposits:
Non-interest bearing	$63,291	$59,942
Interest bearing	354,304	349,959
Total deposits	417,595	409,901
Securities sold under agreements to repurchase	16,621	15,027
Accrued expenses and other liabilities	4,114	4,476
Other borrowings	8,854	10,079
Subordinated debentures	5,155	5,155
Common stock subject to repurchase obligation in Employee
Stock Ownership Plan, shares outstanding - 108,831 in 2011
(107,627 shares in 2010)	1,306	1,399
Total liabilities	453,645	446,037
Shareholders' equity:
Preferred stock, 100,000 shares authorized; none issued or outstanding	-	-
Common stock, $2.50 par value per share:
Authorized-4,000,000 shares
Issued-2,340,339 shares in 2011 (2,340,717 shares in 2010)
Outstanding (other than ESOP shares)-2,231,508 shares in 2011 (2,233,090 shares in 2010)	5,579	5,583
Additional paid-in capital	18,165	18,033
Retained earnings	25,323	24,692
Accumulated other comprehensive loss, net	(37)	(168)
Unearned Employee Stock Ownership Plan shares	(265)	(297)
Total shareholders' equity	48,765	47,843
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$502,410	$493,880

SOUTHERN MICHIGAN BANCORP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(In thousands, except per share data)

	Three Months Ended March 31,
	2011	2010
Interest income:
Loans, including fees	$4,461	$4,801
Securities:
Taxable	138	181
Tax-exempt	216	204
Other	51	23
Total interest income	4,866	5,209
Interest expense:
Deposits	844	1,001
Other	159	168
Total interest expense	1,003	1,169
Net interest income	3,863	4,040
Provision for loan losses	125	200
Net interest income after provision for loan losses	3,738	3,840
Non-interest income:
Service charges on deposit accounts	511	570
Trust fees	275	253
Net gains on security calls	2	-
Net gains on loan sales	317	120
Earnings on life insurance assets	80	74
Gain on life insurance proceeds	-	156
Income from automated teller machines	235	207
Other	235	244
Total non-interest income	1,655	1,624
Non-interest expense:
Salaries and employee benefits	2,538	2,501
Occupancy, net	373	381
Equipment	203	221
Printing, postage and supplies	141	145
Telecommunication expenses	99	78
Professional and outside services	221	293
Software maintenance	105	111
FDIC assessments	165	169
Amortization of other intangibles	85	87
Other	526	704
Total non-interest expense	4,456	4,690
INCOME BEFORE INCOME TAXES	937	774
Federal income tax provision	189	72
NET INCOME	$748	$702
Basic Earnings Per Common Share	$0.32	$0.30
Diluted Earnings Per Common Share	$0.32	$0.30
Dividends Declared Per Common Share	$0.05	$0.05